                                                                  Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-105432 on Form S-4 of First Data Corporation of our report dated March 2, 2001 (relating to the 2000 consolidated financial statements of Star Systems, Inc. not presented separately therein) appearing in the Annual Report on Form 10-K of Concord EFS, Inc. for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Orlando, Florida
August 21, 2003